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                                                                   Exhibit 10.18

                           NONCOMPETITION AGREEMENT

     This is an Agreement entered into on the date indicated below between BRIAZZ, Inc., a Washington corporation ("BRIAZZ"), and VICTOR D. ALHADEFF ("Alhadeff"). Alhadeff acknowledges receiving adequate consideration for entering into this Agreement, including but not limited to the substantial personal benefit Alhadeff will receive from the investment in BRIAZZ by certain investors (the "Investors") under the terms of a certain BRIAZZ, Inc. Series A Convertible Preferred Stock Purchase Agreement dated even date herewith, which investment is conditional upon Alhadeff's execution of this Agreement.

                                  Background

     BRIAZZ is engaged in the business of the specialty, quick-service retail sale of "gourmet-to-go" pre-made branded sandwiches and salads, hot soups, fresh baked pastries and a wide assortment of chips and beverages. BRIAZZ's success depends in part on its exclusive access to Alhadeff's considerable expertise in the retail industry and his experience in developing the BRIAZZ concept to date. BRIAZZ employs people, including Alhadeff, whose financial and professional interests could be jeopardized if this protection is not secured. Also, the Investors are investing substantial sums of money in BRIAZZ on condition that Alhadeff executes this Agreement. In order to promote these interests of BRIAZZ, its employees and Investors, Alhadeff is willing to enter into this Agreement.

                                Noncompetition

     Alhadeff will perform services which have a unique value to BRIAZZ and which, if used in competition with BRIAZZ, could cause serious and irreparable harm to BRIAZZ. Also, Alhadeff will likely develop goodwill for BRIAZZ through personal contact with suppliers, strategic partners or others who have business relationships with BRIAZZ. This goodwill, which is a proprietary asset of BRIAZZ, may follow Alhadeff after his employment with BRIAZZ terminates. Accordingly, Alhadeff agrees that during his employment with BRIAZZ and during his service as a director of BRIAZZ and for a period of two (2) years following termination of his employment with BRIAZZ for any reason, Alhadeff will not, without securing the written permission of BRIAZZ, directly or indirectly:

     (1) be employed by, act as an agent for, or consult with or otherwise perform services for a Competitor (as defined below);

     (2) own any equity interest in, manage or participate in the management (as an officer, director, partner, member or otherwise) of, or be connected in any other manner with, a Competitor (except that this shall not restrict Alhadeff from owning less than five percent (5%) of the equity interests of any entity), or

     (3) induce or attempt to induce any employee, officer, director, agent, independent contractor, consultant, customer, strategic partner, licensor, licensee, supplier or other service provider of BRIAZZ to terminate a relationship with, cease providing services or products to, or purchasing products or services from, BRIAZZ.

For purposes of this Agreement, a "Competitor" means any individual or entity that is directly or indirectly engaged, or is preparing to engage, in any business which is competitive with any business in which BRIAZZ is engaged, or is preparing to engage, at the time Alhadeff's employment with BRIAZZ terminates, including without limitation, the business described in the Background section above. Alhadeff agrees that the duration of the restrictions in this paragraph shall be extended by the duration of any period during which Alhadeff is in violation of the restrictions.

     Alhadeff acknowledges that, due to the nature of the business of BRIAZZ, there is no geographical limitation on the restrictions in the preceding paragraph. BRIAZZ and Alhadeff agree and stipulate that, in light of all of the facts and circumstances relating to the relationship that exists and is expected to exist between BRIAZZ and Alhadeff, these restrictions (including but not limited to the scope of the restricted activities and the duration and lack of geographic extent of the restrictions) are fair and reasonably necessary for the protection of the goodwill and other protectable interests of BRIAZZ. If a court of competent jurisdiction should decline to enforce any of these restrictions, BRIAZZ and Alhadeff agree that the
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restrictions shall be deemed to be reformed to restrict Alhadeff s ability to compete with BRIAZZ to the maximum extent, in time, scope of activities, and geography, that the court shall find enforceable.

                                 Other Matters

     Alhadeff acknowledges that BRIAZZ will suffer immediate and irreparable harm, which will not be compensable by damages alone, if Alhadeff repudiates or breaches any of the provisions of this Agreement, or threatens or attempts to do so. If any such actual, threatened or attempted repudiation or breach occurs, Alhadeff agrees and stipulates that BRIAZZ, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity, shall be entitled to obtain temporary, preliminary and permanent injunctions in order to prevent or restrain any such breach, and BRIAZZ shall not be required to post a bond as a condition for the granting of such relief.

     Alhadeff acknowledges that BRIAZZ has not employed him to obtain any information that is proprietary to any prior employer or business relation of Alhadeff. Alhadeff shall not, in performing services for BRIAZZ, make use of any such proprietary information of others. Alhadeff warrants to BRIAZZ that he is not currently subject to any restriction that would prevent or materially limit Alhadeff from carrying out his duties for BRIAZZ.

     This Agreement does not constitute or create a contract of employment between BRIAZZ and Alhadeff. Nothing in this Agreement shall confer upon Alhadeff the right to continue in the employ of BRIAZZ and, unless otherwise expressly provided in a written employment agreement between BRIAZZ and Alhadeff, the employment of Alhadeff with BRIAZZ shall be terminable at will by either party.

     This Agreement is intended to be the parties' complete, integrated expression of the terms of their agreement with respect to the subject matters addressed herein. Any prior agreements, understandings or statements, oral or written, with respect to such subject matters are superseded hereby and fully merged herein. Alhadeff agrees that his obligations under this Agreement shall survive termination of his employment with BRIAZZ, regardless of the reason, or lack thereof, for the termination. All amendments to this Agreement shall be in writing and signed by the parties, and no oral amendment shall be binding on the parties. No waiver of any term or provision of this Agreement shall be valid unless the waiver is in writing and signed by am waiving party. No waiver or failure to enforce any right hereunder shall be deemed to be a waiver of the same or any other right in any other instance.

     BRIAZZ and Alhadeff intend that this Agreement be governed by and enforced to the greatest extent permitted by the laws of the State of Washington. Each party (1) agrees that any litigation or other dispute resolution proceeding relating to this Agreement shall place in King County, Washington; (2) consents to personal jurisdiction of, and venue in, the state and federal courts of that county; and (3) waives to the fullest extent permitted by law any defense that maintenance of the proceeding in any such court is inconvenient. If any provisions of this Agreement, on their face or as applied to any person or circumstance, are or became unenforceable to any extent and are not reformed pursuant to this Agreement, the remainder of this Agreement and the application of the provisions to any other person, circumstance or extent, shall not be affected, and this Agreement shall continue in force. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and personal representatives. If any dispute relating to this Agreement occurs, the prevailing party shall be reimbursed by the other for all costs incurred in connection therewith, including without limitation reasonable attorney's fees.

     DATED: October 18, 1996.

                                       BRIAZZ, INC.



                                       By  /s/ James A. McDermet
                                           --------------------------
                                           James A. McDermet
                                           Its President




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     I have read the entire Agreement and have had sufficient time to study it, to understand it, and to obtain legal counsel to advise me respecting it if I so desire, and I agree to be bound by all the terms and conditions of the Agreement.



                                       /s/ Victor D. Alhadeff
                                       ----------------------
                                       Victor D. Alhadeff






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